Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jason D. Reid, Chief Executive Officer and President, and I, Joe A. Rodriguez, Chief Financial Officer of Gold Resource Corporation (the “Company”) certify that:

1. I have reviewed the quarterly report on Form 10-Q of the Company;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.

Date: May 12, 2014

/s/ Jason D. Reid
Jason D. Reid
Chief Executive Officer and President

Date: May 12, 2014

/s/ Joe A. Rodriguez
Joe A. Rodriguez

Chief Financial Officer